Exhibit 99.1

NEWS RELEASE

Contacts:

Francesca DeMartino	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-2029	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic Announces Cash Tender Offers for up to $4.175 billion of Outstanding Debt Securities Issued by Medtronic, Inc., Medtronic Global Holdings S.C.A. and Covidien International Finance S.A.

DUBLIN – June 24, 2019 - Medtronic plc (the “Company”) (NYSE: MDT) today announced the commencement of two cash tender offers by its wholly-owned indirect subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”), Medtronic Global Holdings S.C.A. (“MGH”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc. and MGH, the “Offerors”). The first tender offer (the “Any and All Tender Offer”) is for any and all of $1.175 billion total aggregate principal amount of the outstanding senior notes listed in Table 1 below (the “Any and All Notes”), which were issued by Medtronic, Inc. The second tender offer (the “Maximum Tender Offer” and, together with the Any and All Tender Offer, the “Tender Offers”) is for up to $3.0 billion (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) of the outstanding senior notes listed in Table 2 below (the “Maximum Tender Offer Notes” and, collectively with the Any and All Notes, the “Notes”).

The tables below summarize certain information regarding the Notes and the Tender Offers, including the order of priority set forth in Table 2, subject to the Series Tender Caps, if applicable, and the Aggregate Maximum Purchase Price for the Maximum Tender Offer Notes. The Any and All Notes are not subject to a cap on the aggregate purchase price.

Table 1: Any and All Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread(1)	Early Tender Payment (2) (3)
4.125% Senior Notes due 2021	585055AV8	Medtronic, Inc.	$500,000,000	2.375% U.S.T. due 3/15/2021	PX4	15	$30
3.125% Senior Notes due 2022	585055AX4	Medtronic, Inc.	$675,000,000	2.375% U.S.T. due 3/15/2022	PX5	15	$30

Table 2: Maximum Tender Offer Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	Acceptance Priority Level (4)	Series Tender Cap	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2) (3)
6.500% Senior Notes due 2039	585055AQ9	Medtronic, Inc.	$182,949,000	1	N/A	3.000% U.S.T. due 2/15/2049	PX1	85	$30
5.550% Senior Notes due 2040	585055AT3	Medtronic, Inc.	$305,910,000	2	N/A	3.000% U.S.T. due 2/15/2049	PX1	75	$30
4.625% Senior Notes due 2045	585055BU9	Medtronic, Inc.	$1,963,341,000	3	$100,000,000	3.000% U.S.T. due 2/15/2049	PX1	70	$30
4.625% Senior Notes due 2044	585055BD7	Medtronic, Inc.	$176,594,000	4	N/A	3.000% U.S.T. due 2/15/2049	PX1	75	$30
4.500% Senior Notes due 2042	585055AW6	Medtronic, Inc.	$128,650,000	5	N/A	3.000% U.S.T. due 2/15/2049	PX1	75	$30
4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	$2,381,619,000	6	$200,000,000	3.000% U.S.T. due 2/15/2049	PX1	50	$30
4.000% Senior Notes due 2043	585055AY2	Medtronic, Inc.	$325,024,000	7	N/A	3.000% U.S.T. due 2/15/2049	PX1	75	$30
3.500% Senior Notes due 2025	585055BS4	Medtronic, Inc.	$4,000,000,000	8	$1,300,000,000	2.000% U.S.T. due 5/31/2024	PX1	40	$30
3.625% Senior Notes due 2024	585055BC9	Medtronic, Inc.	$850,000,000	9	N/A	2.000% U.S.T. due 5/31/2024	PX1	35	$30
6.550% Senior Notes due 2037	22303QAH3	Covidien International Finance S.A.	$283,536,000	10	N/A	3.000% U.S.T. due 2/15/2049	PX1	75	$30
3.350% Senior Notes due 2027	58507LAC3	Medtronic Global Holdings S.C.A.	$850,000,000	11	N/A	2.375% U.S.T. due 5/15/2029	PX1	30	$30
3.150% Senior Notes due 2022	585055BR6	Medtronic, Inc.	$2,500,000,000	12	N/A	1.750% U.S.T. due 6/15/2022	PX1	25	$30
3.200% Senior Notes due 2022	22303QAN0	Covidien International Finance S.A.	$650,000,000	13	N/A	1.750% U.S.T. due 6/15/2022	PX1	25	$30
2.950% Senior Notes due 2023	22303QAP5	Covidien International Finance S.A.	$309,516,000	14	N/A	2.000% U.S.T. due 5/31/2024	PX1	25	$30

(1)	If the Total Consideration (as defined below) based on the applicable Fixed Spread (as defined below) would have been below $1,000, then it will be equal to $1,000 per $1,000 principal amount.
(2)	Per $1,000 principal amount.
(3)

The Total Consideration for Notes validly tendered prior to or at the applicable Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Payment (as defined below). The Total Consideration will be determined by taking into account the applicable par call date for each series of Notes, if any.

(4)

The offers with respect to the Maximum Tender Offer Notes are subject to the Aggregate Maximum Purchase Price of $3.0 billion in aggregate purchase price and the Series Tender Caps. All references to the aggregate purchase price for the Maximum Tender Offer Notes include the applicable Total Consideration or Tender Offer Consideration (as defined below) and exclude applicable accrued interest and fees and expenses related to the Tender Offers. The Offerors will purchase an aggregate principal amount of Maximum Tender Offer Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price, subject to the Acceptance Priority Level and the Series Tender Caps as set forth in the table above. The Offerors reserve the right, but are under no obligation, to increase the Aggregate Maximum Purchase Price and/or any Series Tender Cap at any time, including on or after July 10, 2019, subject to applicable law, which could result in the Offerors purchasing an aggregate principal amount of Maximum Tender Offer Notes having a greater aggregate purchase price in the Maximum Tender Offers and/or purchasing an aggregate principal amount of such series of Capped Notes (as defined below) above the applicable sublimit set forth herein.

The Tender Offers are being made pursuant to an Offer to Purchase, dated June 24, 2019 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers. The Tender Offers will expire at 12:00 midnight, New York City time, on July 24, 2019 (one minute after 11:59 p.m., New York City time, on July 24, 2019), or any other date and time to which such Tender Offer is extended (such date and time, as it may be extended with respect to a Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City time, on July 9, 2019, (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Date”), to be eligible to receive the Total Consideration (as defined below), which is inclusive of the applicable cash amount set forth in the above tables under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Notes who validly tender their Notes after the Early Tender Date but prior to the applicable Expiration Date will only be eligible to receive the applicable Tender Offer Consideration.

All holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of Notes of each series validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such Notes specified in the tables above plus the applicable yield to maturity based on the bid-side price of the applicable “U.S. Treasury Reference Security” specified in the tables above as quoted on the applicable page on the Bloomberg Bond Trader at 11:00 a.m., New York City time, on the first business day following the Early Tender Date which is expected to be July 10, 2019. The “Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Maximum Tender Offer Notes tendered prior to or at the Early Tender Date and accepted for purchase will be accepted based on the acceptance priority levels noted on the front cover hereof, with 1 being the highest Acceptance Priority Level and 14 being the lowest Acceptance Priority Level (the “Acceptance Priority Levels”) and will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date, regardless of the Acceptance Priority Levels of the Maximum Tender Offer Notes tendered after the Early Tender Date. Maximum Tender Offer Notes of a series may be subject to proration if the aggregate principal amount of the Maximum Tender Offer Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Purchase Price to be exceeded, or, in the case of each of the 4.625% Senior Notes due 2045, the 4.375% Senior Notes due 2035 and the 3.500% Senior Notes due 2025 (each a “Capped Note”), if the aggregate principal amount of the Capped Note validly tendered and not validly withdrawn is greater than applicable Series Tender Cap.

The Tender Offers will expire on the applicable Expiration Date. The settlement date for the Notes that are validly tendered on or prior to the Early Tender Date is expected to be July 12, 2019, the third business day following the Early Tender Date, assuming the conditions to the satisfaction of the applicable Tender Offer are satisfied. The settlement date for Notes that are validly tendered following the Early Tender Date but on or prior to the applicable Expiration Date is expected to be July 26, 2019, the second business day following the Expiration Date.

Notes that are validly tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on July 9, 2019 (unless extended, the “Withdrawal Deadline”). After such time Notes may not be withdrawn unless the applicable Offeror extends the Withdrawal Deadline.

In accordance with the indentures governing the Any and All Notes, and subject to available funding, Medtronic, Inc. may give notice of redemption for the redemption of any remaining 4.125% Senior Notes due 2021 or 3.125% Senior Notes due 2022 that are not validly tendered and accepted for purchase in the Any and All Tender Offers. Any such notice of redemption may be given as early as July 10, 2019. The Offerors, the Company or their affiliates may also from time to time, after completion of the applicable Tender Offer, purchase additional Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise, or the applicable Offeror may redeem Notes that are redeemable pursuant to their terms.

The Offerors’ obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offers is not subject to any minimum tender condition but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing condition that the Offerors shall have closed one or more debt financings resulting in net proceeds in an amount not less than the amount required, upon the terms and subject to the conditions of the applicable Tender Offer, to purchase all the Notes validly tendered and accepted for purchase in the Tender Offers and to pay accrued interest thereon and fees and expenses associated therewith. Following the Tender Offers, the Company does not intend to pursue any additional opportunistic refinancing in the Euro market for the next year. The Offerors reserve the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the Aggregate Maximum Purchase Price and Series Tender Caps; or (iv) otherwise amend any of the Tender Offers in any respect.

Information Relating to the Tender Offers

Barclays Capital Inc., BofA Merrill Lynch and Goldman Sachs & Co. LLC are acting as the dealer managers (the “Dealer Managers”) for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation (“Global Bondholder”). Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offer should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free), BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or Goldman Sachs & Co. LLC at (212) 357-0215 (collect) or (800) 828-3182 (toll-free).

None of the Offerors, the Company or their affiliates, their respective boards of directors or managing members, the Dealer Managers, Global Bondholder or the trustee with respect to any series of Notes is making any recommendation as to whether holders of Notes should tender any Notes in response to any of the Tender Offers, and neither the Offerors nor any such other person has authorized any person to make any such recommendation. Holders of Notes must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instruction on how to tender Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Notes before making a decision to tender any Notes. The Offer to Purchase may be downloaded from Global Bondholder’s website at http://www.gbsc-usa.com/Medtronic/ or obtained from Global Bondholder, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Medtronic

Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward-looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, MGH, Medtronic, Inc., or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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